Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, H. Dean Haley, the Chief Executive Officer of Power Air Corporation, and Alan Campbell, the Chief Financial Officer of Power Air Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-QSB of Power Air Corporation, for the quarterly period ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Power Air Corporation.

Date:     May 13, 2008.
/s/ "H. Dean Haley" H. Dean Haley Chief Executive Officer

/s/ "Alan Campbell" Alan Campbell Chief Financial Officer